EXHIBIT 99.1

For Immediate Release

First Hawaiian, Inc. Reports First Quarter 2019 Financial Results and Declares Dividend

•	Net income of $69.9 million, or $0.52 per diluted share, core net income[1] of $72.1 million or $0.53 per diluted share[1]
•	BNPP fully exited position in First Hawaiian, Inc.
•	Announced $100 million stock repurchase program
•	Board of Directors declared a quarterly dividend of $0.26 per share

HONOLULU, Hawaii April 25, 2019--(Globe Newswire)--First Hawaiian, Inc. (NASDAQ:FHB), (“First Hawaiian” or the “Company”) today reported financial results for its first quarter ended March 31, 2019.

“The first quarter of 2019 was a solid quarter for First Hawaiian, as we started the year with a strong financial performance and BNP Paribas fully exited its remaining position in First Hawaiian,” said Bob Harrison, Chairman and Chief Executive Officer.  “We had strong core earnings, driven by good loan growth and continued expense control, while our asset quality and profitability measures remained excellent.”

On April 24, 2019, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share.  The dividend will be payable on June 7, 2019 to stockholders of record at the close of business on May 28, 2019.

First Quarter 2019 Highlights (Comparisons To Fourth Quarter 2018):

•	Profitability measures were excellent with ROA of 1.38%, core ROATA[1],[2] of 1.50%, ROE of 11.16%, and core ROATCE[1],[2] of 18.91%;
•	Loans grew $121.3 million, or 1%, primarily in commercial and residential real estate;
•	Reported net interest margin (“NIM”) was 3.23%. After removing the impact of premium adjustments NIM was up 7 basis points;
•	Reported efficiency ratio was 48.2% and core efficiency ratio[1] was 47.4%;
•	Continued excellent credit quality. The ratio of non-performing assets to total loans and leases and other real estate owned was 0.03% at the end of the first quarter;
•	On February 1, BNPP sold their remaining 18.4% interest in First Hawaiian and we are once again, a fully independent, local bank;
•	On March 1, we announced a stock repurchase program for up to $100 million of First Hawaiian’s common stock in 2019;
•

On April 24, the Company’s Board of Directors declared a quarterly cash dividend of $0.26 per share, equal to an annual dividend yield of 3.85%  based on the share price as of the close of business on that date.

Balance Sheet

Total assets were $20.4 billion as of March 31, 2019, compared to $20.7 billion as of December 31, 2018.

Gross loans and leases were $13.2 billion as of March 31, 2019, an increase of $121.3 million, or 1%, from $13.1 billion as of December 31, 2018.  The increase was due to growth in commercial real estate and residential mortgage loans, partially offset by declines in construction, consumer, commercial and industrial (“C&I”) and home equity lines.

Total deposits were $16.8 billion as of March 31, 2019, a decrease of $354.8 million, or 2% from $17.2 billion as of December 31, 2018.  The decrease was primarily due to the outflow of approximately $305 million of temporary deposits from the prior quarter and an additional reduction of $174.7 million of public time deposits.

1 Core measurements are non-GAAP financial measures.  Core excludes certain gains, expenses and one-time items.  See Tables 11 and 12 at the end of this document for reconciliations of core measurements, including core net income, core noninterest income, core efficiency ratio and core earnings per diluted share to the comparable GAAP measurements.

2 Return on Average Tangible Assets (“ROATA”) and Return on Average Tangible Common Equity (“ROATCE”) are non-GAAP financial measures.  A reconciliation of average tangible assets and average tangible stockholders’ equity to the comparable GAAP measurements is provided in Tables 11 and 12 at the end of this document.

Net Interest Income

Net interest income for the first quarter of 2019 was $145.1 million, an increase of $1.1 million, or 0.8%, compared to $144.0 million for the prior quarter.  Net interest income in the first quarter included a negative $1.8 million premium adjustment, while net interest income in the prior quarter benefited from a positive $1.1 million premium adjustment. The increase in net interest income compared to the fourth quarter of 2018 was primarily due to higher balances and rates on loans and leases, partially offset by higher rates on deposit accounts and higher average balances of long-term borrowings.

NIM was 3.23% in the first quarter of 2019, unchanged compared to 3.23% in the fourth quarter of 2018.  The negative $1.8 million premium adjustment had a negative four basis point impact on the first quarter NIM, while the positive $1.1 million premium adjustment in the prior quarter increased the fourth quarter NIM by three basis points.

Provision Expense

Results for the quarter ended March 31, 2019 included a provision for credit losses of $5.7 million compared to $5.8 million in the quarter ended December 31, 2018.

Noninterest Income

Noninterest income was $47.1 million in the first quarter of 2019, an increase of $14.0 million compared to noninterest income of $33.1 million in the fourth quarter of 2018. The increase compared to the fourth quarter was primarily due to $21.5 million lower other-than-temporary impairment (“OTTI”) and investment losses associated with the investment portfolio restructuring, partially offset by $9.8 million lower other income.  Other income in the fourth quarter of 2018 included a positive $7.6 million mark-to-market adjustment associated with maturing cash flow hedges and a positive $1.5 million intercompany tax adjustment.

Noninterest Expense

Noninterest expense was $92.6 million in the first quarter of 2019, an increase of $3.3 million from $89.4 million in the fourth quarter of 2018.  The increase in noninterest expense was primarily driven by higher salaries and benefits due to lower deferred loan costs, reflecting lower levels of loan production, and higher annual incentive compensation payments, including payroll taxes.

The efficiency ratio was 48.2% and 50.5% for the quarters ended March 31, 2019 and December 31, 2018, respectively.  Core efficiency ratio1 was 47.4% and 44.2% for the quarters ended March 31, 2019 and December 31, 2018, respectively.

Taxes

The effective tax rate for the first quarter of 2019 was 25.5% compared with 26.8% in the previous quarter.  The provision for taxes in the fourth quarter of 2018 included a $1.5 million expense for intercompany taxes.

Asset Quality

The allowance for loan and lease losses was $141.5 million, or 1.07% of total loans and leases, as of March 31, 2019, compared to $141.7 million, or 1.08% of total loans and leases, as of December 31, 2018.  Net charge-offs were $5.9 million, or 0.18% of average loans and leases on an annualized basis, compared to $5.3 million, or 0.16% of average loans and leases on an annualized basis for the quarter ended December 31, 2018.  Total non-performing assets were $4.4 million, or 0.03% of total loans and leases and other real estate owned, at March 31, 2019, compared to non-performing assets of $7.3 million, or 0.06% of total loans and leases and other real estate owned, at December 31, 2018.

Capital

Total stockholders' equity was $2.6 billion at March 31, 2019, compared to $2.5 billion at December 31, 2018.

The tier 1 leverage, common equity tier 1 and total capital ratios were 8.71%, 12.05% and 13.06%, respectively, at March 31, 2019, compared with 8.72%, 11.97% and 12.99% at December 31, 2018.

During the first quarter, the company’s Board of Directors adopted a stock repurchase program for up to $100 million of its outstanding common stock during 2019.  Remaining buyback authority under the stock repurchase program was $100 million at April 24, 2019.

First Hawaiian, Inc.

First Hawaiian, Inc. (NASDAQ:FHB) is a bank holding company headquartered in Honolulu, Hawaii.  Its principal subsidiary, First Hawaiian Bank, founded in 1858 under the name Bishop & Company, is Hawaii’s oldest and largest financial institution with branch locations throughout Hawaii, Guam and Saipan. The company offers a comprehensive suite of banking services to consumer and commercial customers including deposit products, loans, wealth management, insurance, trust, retirement planning, credit card and merchant processing services.  Customers may also access their accounts through ATMs, online and mobile banking channels. For more information about First Hawaiian, Inc., visit the Company’s website, www.fhb.com.

Conference Call Information

First Hawaiian will host a conference call to discuss the Company’s results today at 5:00 p.m. Eastern Time, 11:00 a.m. Hawaii Time.  To access the call, participants should dial (844) 452-2942 (US/Canada), or (574) 990-9846 (International) ten minutes prior to the start of the call and enter the conference ID:  2444505.  A live webcast of the conference call, including a slide presentation, will be available at the following link:  www.fhb.com/earnings.  The archive of the webcast will be available at the same location.  A telephonic replay of the conference call will be available two hours after the conclusion of the call until 8:30 p.m. (Eastern Time) on May 5, 2019.  Access the replay by dialing (855) 859-2056 or (404) 537-3406 and entering the conference ID:  2444505.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements reflect our current views with respect to, among other things, future events and our financial performance.  These statements are often, but not always, made through the use of words or phrases such as “may”, “might”, “should”, “could”, “predict”, “potential”, “believe”, “expect”, “continue”, “will”, “anticipate”, “seek”, “estimate”, “intend”, “plan”, “projection”, “would”, “annualized” and “outlook”, or the negative version of those words or other comparable words or phrases of a future or forward-looking nature.  These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about our industry, management's beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control.  Accordingly, we caution you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions, estimates and uncertainties that are difficult to predict.  Although we believe that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements.  For a discussion of some of the risks and important factors that could affect our future results and financial condition, see our U.S. Securities and Exchange Commission (“SEC”) filings, including, but not limited to, our annual report on Form 10-K for the year ended December 31, 2018.

Use of Non-GAAP Financial Measures

We present net interest income, noninterest income, noninterest expense, net income, earnings per share (basic and diluted) and the related ratios described below, on an adjusted, or ‘‘core,’’ basis, each a non-GAAP financial measure.  These core measures exclude from the corresponding GAAP measure the impact of certain items that we do not believe are representative of our financial results.  We believe that the presentation of these non-GAAP financial measures helps identify underlying trends in our business from period to period that could otherwise be distorted by the effect of certain expenses, gains and other items included in our operating results. We believe that these core measures provide useful information about our operating results and enhance the overall understanding of our past performance and future performance.  Investors should consider our performance and financial condition as reported under GAAP and all other relevant information when assessing our performance or financial condition.

Core net interest margin, core efficiency ratio, core return on average total assets and core return on average total stockholders’ equity are non-GAAP financial measures.  We compute our core net interest margin as the ratio of core net interest income to average earning assets.  We compute our core efficiency ratio as the ratio of core noninterest expense to the sum of core net interest income and core noninterest income.  We compute our core return on average total assets as the ratio of core net income to average total assets.  We compute our core return on average total stockholders’ equity as the ratio of core net income to average total stockholders’ equity.

Return on average tangible stockholders’ equity, core return on average tangible stockholders’ equity, return on average tangible assets, core return on average tangible assets and tangible stockholders’ equity to tangible assets are non-GAAP financial measures.  We compute our return on average tangible stockholders’ equity as the ratio of net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity.  We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity.  We compute our return on average tangible assets as the ratio of net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets.  We compute our core return on average tangible assets as the ratio of core net income to average tangible assets. We compute our tangible stockholders’ equity to tangible assets as the ratio of tangible stockholders’ equity to tangible assets, each of which we calculate by subtracting (and thereby effectively excluding) the value of our goodwill. We believe that these measurements are useful for investors, regulators, management and others to evaluate financial performance and capital adequacy relative to other financial institutions.  Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of our results or financial condition as reported under GAAP.

Tables 11 and 12 at the end of this document provide a reconciliation of these non-GAAP financial measures with their most directly comparable GAAP measures.

Investor Relations Contact: Kevin Haseyama, CFA (808) 525-6268 khaseyama@fhb.com	Media Contact: Susan Kam (808) 525-6254 skam@fhb.com

Financial Highlights			Table 1
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share data)	2019	2018	2018
Operating Results:
Net interest income	$145,089	$143,985	$139,672
Provision for loan and lease losses	5,680	5,750	5,950
Noninterest income	47,072	33,091	48,700
Noninterest expense	92,623	89,354	90,587
Net income	69,924	59,995	67,958
Basic earnings per share	0.52	0.44	0.49
Diluted earnings per share	0.52	0.44	0.49
Dividends declared per share	0.26	0.24	0.24
Dividend payout ratio	50.00%	54.55%	48.98%
Supplemental Income Statement Data (non-GAAP):
Core net interest income	$145,089	$143,985	$139,672
Core noninterest income	49,685	57,176	48,700
Core noninterest expense	92,362	88,919	90,180
Core net income	72,052	77,914	68,259
Core basic earnings per share	0.53	0.58	0.49
Core diluted earnings per share	0.53	0.58	0.49
Performance Ratio:
Net interest margin	3.23%	3.23%	3.13%
Core net interest margin (non-GAAP)	3.23%	3.23%	3.13%
Efficiency ratio	48.20%	50.45%	48.08%
Core efficiency ratio (non-GAAP)	47.42%	44.19%	47.86%
Return on average total assets	1.38%	1.19%	1.35%
Core return on average total assets (non-GAAP)	1.43%	1.54%	1.36%
Return on average tangible assets (non-GAAP)	1.45%	1.25%	1.42%
Core return on average tangible assets (non-GAAP)(1)	1.50%	1.62%	1.43%
Return on average total stockholders' equity	11.16%	9.77%	11.02%
Core return on average total stockholders' equity (non-GAAP)	11.50%	12.68%	11.07%
Return on average tangible stockholders' equity (non-GAAP)	18.35%	16.51%	18.32%
Core return on average tangible stockholders’ equity (non-GAAP)(2)	18.91%	21.44%	18.40%
Average Balances:
Average loans and leases	$13,073,708	$12,829,635	$12,296,678
Average earning assets	18,091,424	17,701,301	18,088,280
Average assets	20,494,837	20,069,988	20,407,718
Average deposits	16,865,673	16,608,611	17,504,054
Average stockholders' equity	2,540,600	2,437,504	2,500,299
Market Value Per Share:
Closing	26.05	22.51	27.83
High	27.67	27.49	32.36
Low	22.13	21.19	26.92

	As of	As of	As of
	March 31,	December 31,	March 31,
	2019	2018	2018
Balance Sheet Data:
Loans and leases	$13,197,454	$13,076,191	$12,464,165
Total assets	20,441,136	20,695,678	20,242,942
Total deposits	16,795,244	17,150,068	17,362,422
Long-term borrowings	600,028	600,026	34
Total stockholders' equity	2,613,202	2,524,839	2,520,862

Per Share of Common Stock:
Book value	$19.36	$18.72	$18.06
Tangible book value (non-GAAP)(3)	11.98	11.34	10.93

Asset Quality Ratios:
Non-accrual loans and leases / total loans and leases	0.03%	0.05%	0.10%
Allowance for loan and lease losses / total loans and leases	1.07%	1.08%	1.11%

Capital Ratios:
Common Equity Tier 1 Capital Ratio	12.05%	11.97%	12.73%
Tier 1 Capital Ratio	12.05%	11.97%	12.73%
Total Capital Ratio	13.06%	12.99%	13.77%
Tier 1 Leverage Ratio	8.71%	8.72%	8.71%
Total stockholders' equity to total assets	12.78%	12.20%	12.45%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.32%	7.76%	7.93%

Non-Financial Data:
Number of branches	60	60	61
Number of ATMs	296	295	310
Number of Full-Time Equivalent Employees	2,130	2,155	2,213

(1)

Core return on average tangible assets is a non-GAAP financial measure. We compute our core return on average tangible assets as the ratio of core net income to average tangible assets, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total assets. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 11, GAAP to Non-GAAP Reconciliation.

(2)

Core return on average tangible stockholders’ equity is a non-GAAP financial measure. We compute our core return on average tangible stockholders’ equity as the ratio of core net income to average tangible stockholders’ equity, which is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our average total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 11, GAAP to Non-GAAP Reconciliation.

(3)

Tangible book value is a non-GAAP financial measure. We compute our tangible book value as the ratio of tangible stockholders’ equity to shares outstanding. Tangible stockholders’ equity is calculated by subtracting (and thereby effectively excluding) amounts related to the effect of goodwill from our total stockholders’ equity. For a reconciliation to the most directly comparable GAAP financial measure for core net income, see Table 11, GAAP to Non-GAAP Reconciliation.

Consolidated Statements of Income	Table 2
	Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2019	2018	2018
Interest income
Loans and lease financing	$144,406	$140,649	$123,551
Available-for-sale securities	24,486	25,537	28,993
Other	3,669	1,858	2,392
Total interest income	172,561	168,044	154,936
Interest expense
Deposits	23,197	20,152	15,264
Short-term and long-term borrowings	4,275	3,907	—
Total interest expense	27,472	24,059	15,264
Net interest income	145,089	143,985	139,672
Provision for loan and lease losses	5,680	5,750	5,950
Net interest income after provision for loan and lease losses	139,409	138,235	133,722
Noninterest income
Service charges on deposit accounts	8,060	8,427	7,955
Credit and debit card fees	16,655	16,755	15,497
Other service charges and fees	9,129	9,763	9,342
Trust and investment services income	8,618	7,895	8,231
Bank-owned life insurance	3,813	1,086	2,044
Investment securities losses, net	(2,613)	—	—
Other-than-temporary impairment (OTTI) losses on available-for-sale debt securities	—	(24,085)	—
Other	3,410	13,250	5,631
Total noninterest income	47,072	33,091	48,700
Noninterest expense
Salaries and employee benefits	44,860	41,407	42,160
Contracted services and professional fees	13,645	13,005	12,287
Occupancy	6,986	7,181	6,484
Equipment	4,284	4,610	4,588
Regulatory assessment and fees	1,447	2,053	3,973
Advertising and marketing	1,966	1,687	951
Card rewards program	6,732	6,978	5,718
Other	12,703	12,433	14,426
Total noninterest expense	92,623	89,354	90,587
Income before provision for income taxes	93,858	81,972	91,835
Provision for income taxes	23,934	21,977	23,877
Net income	$69,924	$59,995	$67,958
Basic earnings per share	$0.52	$0.44	$0.49
Diluted earnings per share	$0.52	$0.44	$0.49
Basic weighted-average outstanding shares	134,879,336	134,874,277	139,600,712
Diluted weighted-average outstanding shares	135,198,345	135,100,162	139,732,100

Consolidated Balance Sheets	Table 3
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Assets
Cash and due from banks	$336,555	$396,836	$283,135
Interest-bearing deposits in other banks	281,312	606,801	409,357
Investment securities	4,485,660	4,498,342	5,076,766
Loans held for sale	—	432	397
Loans and leases	13,197,454	13,076,191	12,464,165
Less: allowance for loan and lease losses	141,546	141,718	138,574
Net loans and leases	13,055,908	12,934,473	12,325,591

Premises and equipment, net	310,902	304,996	288,565
Other real estate owned and repossessed personal property	124	751	—
Accrued interest receivable	49,489	48,920	47,499
Bank-owned life insurance	447,936	446,076	440,054
Goodwill	995,492	995,492	995,492
Mortgage servicing rights	15,399	16,155	18,659
Other assets	462,359	446,404	357,427
Total assets	$20,441,136	$20,695,678	$20,242,942
Liabilities and Stockholders' Equity
Deposits:
Interest-bearing	$10,951,764	$11,142,127	$11,312,288
Noninterest-bearing	5,843,480	6,007,941	6,050,134
Total deposits	16,795,244	17,150,068	17,362,422
Long-term borrowings	600,028	600,026	34
Retirement benefits payable	127,845	127,909	134,684
Other liabilities	304,817	292,836	224,940
Total liabilities	17,827,934	18,170,839	17,722,080

Stockholders' equity
Common stock ($0.01 par value; authorized 300,000,000 shares; issued/outstanding: 139,851,508 / 135,012,015 shares as of March 31, 2019, issued/outstanding: 139,656,674 / 134,874,302 shares as of December 31, 2018 and issued/outstanding: 139,611,795 / 139,601,123 shares as of March 31, 2018)	1,399	1,397	1,396
Additional paid-in capital	2,497,770	2,495,853	2,490,910
Retained earnings	326,451	291,919	193,522
Accumulated other comprehensive loss, net	(78,754)	(132,195)	(164,684)
Treasury stock (4,839,493 shares as of March 31, 2019, 4,782,372 as of December 31, 2018 and 10,672 as of March 31, 2018)	(133,664)	(132,135)	(282)
Total stockholders' equity	2,613,202	2,524,839	2,520,862
Total liabilities and stockholders' equity	$20,441,136	$20,695,678	$20,242,942

Average Balances and Interest Rates									Table 4
	Three Months Ended			Three Months Ended			Three Months Ended
	March 31, 2019			December 31, 2018			March 31, 2018
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
(dollars in millions)	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Earning Assets
Interest-Bearing Deposits in Other Banks	$507.3	$3.2	2.56%	$290.0	$1.5	2.04%	$616.8	$2.3	1.53%
Available-for-Sale Investment Securities	4,417.8	24.5	2.22	4,521.3	25.5	2.24	5,160.3	29.0	2.28
Loans Held for Sale	0.3	—	2.79	0.3	—	3.51	0.1	—	2.99
Loans and Leases(1)
Commercial and industrial	3,166.4	33.2	4.25	3,120.9	32.7	4.16	3,104.4	27.7	3.62
Commercial real estate	3,005.2	35.4	4.77	3,013.0	32.4	4.27	2,799.9	26.5	3.83
Construction	636.7	7.5	4.77	623.9	7.1	4.51	621.2	5.7	3.74
Residential:
Residential mortgages	3,535.2	36.0	4.07	3,351.8	36.0	4.26	3,147.1	33.4	4.30
Home equity lines	915.7	8.7	3.85	904.5	8.7	3.78	862.7	7.7	3.61
Consumer	1,667.3	22.5	5.48	1,657.9	22.7	5.44	1,599.6	21.3	5.41
Lease financing	147.2	1.1	2.99	157.6	1.1	2.70	161.8	1.2	3.10
Total Loans and Leases	13,073.7	144.4	4.46	12,829.6	140.7	4.35	12,296.7	123.5	4.07
Other Earning Assets	92.3	0.5	2.06	60.1	0.4	2.42	14.4	0.1	1.68
Total Earning Assets(2)	18,091.4	172.6	3.85	17,701.3	168.1	3.77	18,088.3	154.9	3.47
Cash and Due from Banks	360.3			339.7			318.9
Other Assets	2,043.1			2,029.0			2,000.5
Total Assets	$20,494.8			$20,070.0			$20,407.7

Interest-Bearing Liabilities
Interest-Bearing Deposits
Savings	$4,815.8	$4.2	0.36%	$4,708.4	$3.6	0.30%	4,543.1	$1.7	0.15%
Money Market	3,181.3	7.7	0.98	3,021.9	6.1	0.80	2,710.9	1.7	0.26
Time	3,041.8	11.3	1.51	3,026.2	10.5	1.37	4,252.3	11.8	1.13
Total Interest-Bearing Deposits	11,038.9	23.2	0.85	10,756.5	20.2	0.74	11,506.3	15.2	0.54
Short-Term Borrowings	12.8	0.1	2.45	112.9	0.6	2.26	—	—	—
Long-Term Borrowings	600.0	4.2	2.84	452.2	3.3	2.86	—	—	—
Total Interest-Bearing Liabilities	11,651.7	27.5	0.96	11,321.6	24.1	0.84	11,506.3	15.2	0.54
Net Interest Income		$145.1			$144.0			$139.7
Interest Rate Spread			2.89%			2.93%			2.93%
Net Interest Margin			3.23%			3.23%			3.13%
Noninterest-Bearing Demand Deposits	5,826.8			5,852.1			5,997.8
Other Liabilities	475.7			458.8			403.3
Stockholders' Equity	2,540.6			2,437.5			2,500.3
Total Liabilities and Stockholders' Equity	$20,494.8			$20,070.0			$20,407.7

(1)	Non-performing loans and leases are included in the respective average loan and lease balances. Income, if any, on such loans and leases is recognized on a cash basis.
(2)	For the periods disclosed above, the taxable-equivalent basis adjustments made to the table above were not material.

Analysis of Change in Net Interest Income			Table 5
	Three Months Ended March 31, 2019
	Compared to December 31, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$1.3	$0.4	$1.7
Available-for-Sale Investment Securities	(0.8)	(0.3)	(1.1)
Loans and Leases
Commercial and industrial	0.2	0.3	0.5
Commercial real estate	(0.1)	3.0	2.9
Construction	0.1	0.3	0.4
Residential:
Residential mortgage	1.8	(1.7)	0.1
Home equity line	—	0.1	0.1
Consumer	(0.1)	(0.1)	(0.2)
Lease financing	(0.1)	0.1	—
Total Loans and Leases	1.8	2.0	3.8
Other Earning Assets	0.2	(0.1)	0.1
Total Change in Interest Income	2.5	2.0	4.5

Change in Interest Expense:
Interest-Bearing Deposits
Savings	—	0.6	0.6
Money Market	0.3	1.3	1.6
Time	—	0.8	0.8
Total Interest-Bearing Deposits	0.3	2.7	3.0
Short-Term Borrowings	(0.6)	—	(0.6)
Long-Term Borrowings	1.0	—	1.0
Total Change in Interest Expense	0.7	2.7	3.4
Change in Net Interest Income	$1.8	$(0.7)	$1.1

Analysis of Change in Net Interest Income			Table 6
	Three Months Ended March 31, 2019
	Compared to March 31, 2018
(dollars in millions)	Volume	Rate	Total
Change in Interest Income:
Interest-Bearing Deposits in Other Banks	$(0.5)	$1.4	$0.9
Available-for-Sale Investment Securities	(3.8)	(0.7)	(4.5)
Loans and Leases
Commercial and industrial	0.6	4.9	5.5
Commercial real estate	2.0	6.9	8.9
Construction	0.1	1.6	1.7
Residential:
Residential mortgage	4.4	(1.8)	2.6
Home equity line	0.5	0.5	1.0
Consumer	0.9	0.3	1.2
Lease financing	(0.1)	—	(0.1)
Total Loans and Leases	8.4	12.4	20.8
Other Earning Assets	0.4	—	0.4
Total Change in Interest Income	4.5	13.1	17.6

Change in Interest Expense:
Interest-Bearing Deposits
Savings	0.1	2.4	2.5
Money Market	0.3	5.6	5.9
Time	(3.9)	3.4	(0.5)
Total Interest-Bearing Deposits	(3.5)	11.4	7.9
Short-Term Borrowings	0.1	—	0.1
Long-Term Borrowings	4.2	—	4.2
Total Change in Interest Expense	0.8	11.4	12.2
Change in Net Interest Income	$3.7	$1.7	$5.4

Loans and Leases			Table 7
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Commercial and industrial	$3,203,770	$3,208,760	$3,219,210
Commercial real estate	3,147,304	2,990,783	2,738,557
Construction	595,491	626,757	594,266
Residential:
Residential mortgage	3,543,964	3,527,101	3,298,652
Home equity line	907,829	912,517	857,351
Total residential	4,451,793	4,439,618	4,156,003
Consumer	1,653,109	1,662,504	1,595,989
Lease financing	145,987	147,769	160,140
Total loans and leases	$13,197,454	$13,076,191	$12,464,165

Deposits			Table 8
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Demand	$5,843,480	$6,007,941	$6,050,134
Savings	4,884,418	4,853,285	4,614,668
Money Market	3,156,056	3,196,678	2,631,894
Time	2,911,290	3,092,164	4,065,726
Total Deposits	$16,795,244	$17,150,068	$17,362,422

Non-Performing Assets and Accruing Loans and Leases Past Due 90 Days or More			Table 9
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Non-Performing Assets
Non-Accrual Loans and Leases
Commercial Loans:
Commercial and industrial	$190	$274	$1,888
Commercial real estate	—	1,658	2,885
Construction	—	—	2,001
Total Commercial Loans	190	1,932	6,774
Residential Loans:
Residential mortgage	4,090	4,611	5,349
Total Residential Loans	4,090	4,611	5,349
Total Non-Accrual Loans and Leases	4,280	6,543	12,123
Other Real Estate Owned	124	751	—
Total Non-Performing Assets	$4,404	$7,294	$12,123

Accruing Loans and Leases Past Due 90 Days or More
Commercial Loans:
Commercial and industrial	$350	$141	$83
Construction	89	—	343
Total Commercial Loans	439	141	426
Residential Loans:
Residential mortgage	—	32	77
Home equity line	2,448	2,842	1,392
Total Residential Loans	2,448	2,874	1,469
Consumer	3,538	3,373	1,744
Total Accruing Loans and Leases Past Due 90 Days or More	$6,425	$6,388	$3,639

Restructured Loans on Accrual Status and Not Past Due 90 Days or More	25,229	24,033	33,429
Total Loans and Leases	$13,197,454	$13,076,191	$12,464,165

Allowance for Loan and Lease Losses			Table 10
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands)	2019	2018	2018
Balance at Beginning of Period	$141,718	$141,250	$137,253
Loans and Leases Charged-Off
Commercial Loans:
Commercial and industrial	—	—	(475)
Lease financing	(24)	—	—
Total Commercial Loans	(24)	—	(475)
Residential	—	(6)	—
Consumer	(8,598)	(8,015)	(6,625)
Total Loans and Leases Charged-Off	(8,622)	(8,021)	(7,100)
Recoveries on Loans and Leases Previously Charged-Off
Commercial Loans:
Commercial and industrial	37	78	64
Commercial real estate	31	41	122
Total Commercial Loans	68	119	186
Residential	250	256	182
Consumer	2,452	2,364	2,103
Total Recoveries on Loans and Leases Previously Charged-Off	2,770	2,739	2,471
Net Loans and Leases Charged-Off	(5,852)	(5,282)	(4,629)
Provision for Loan and Lease Losses	5,680	5,750	5,950
Balance at End of Period	$141,546	$141,718	$138,574
Average Loans and Leases Outstanding	$13,073,708	$12,829,635	$12,296,678
Ratio of Net Loans and Leases Charged-Off to Average Loans and Leases Outstanding	0.18%	0.16%	0.15%
Ratio of Allowance for Loan and Lease Losses to Loans and Leases Outstanding	1.07%	1.08%	1.11%

GAAP to Non-GAAP Reconciliation			Table 11
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2019	2018	2018
Income Statement Data:
Net income	$69,924	$59,995	$67,958

Average total stockholders' equity	$2,540,600	$2,437,504	$2,500,299
Less: average goodwill	995,492	995,492	995,492
Average tangible stockholders' equity	$1,545,108	$1,442,012	$1,504,807

Average total assets	$20,494,837	$20,069,988	$20,407,718
Less: average goodwill	995,492	995,492	995,492
Average tangible assets	$19,499,345	$19,074,496	$19,412,226

Return on average total stockholders' equity(1)	11.16%	9.77%	11.02%
Return on average tangible stockholders' equity (non-GAAP)(1)	18.35%	16.51%	18.32%

Return on average total assets(1)	1.38%	1.19%	1.35%
Return on average tangible assets (non-GAAP)(1)	1.45%	1.25%	1.42%

Average stockholders' equity to average assets	12.40%	12.15%	12.25%
Average tangible stockholders' equity to average tangible assets (non-GAAP)	7.92%	7.56%	7.75%

	As of	As of	As of
	March 31,	December 31,	March 31,
	2019	2018	2018
Balance Sheet Data:
Total stockholders' equity	$2,613,202	$2,524,839	$2,520,862
Less: goodwill	995,492	995,492	995,492
Tangible stockholders' equity	$1,617,710	$1,529,347	$1,525,370

Total assets	$20,441,136	$20,695,678	$20,242,942
Less: goodwill	995,492	995,492	995,492
Tangible assets	$19,445,644	$19,700,186	$19,247,450

Shares outstanding	135,012,015	134,874,302	139,601,123

Total stockholders' equity to total assets	12.78%	12.20%	12.45%
Tangible stockholders' equity to tangible assets (non-GAAP)	8.32%	7.76%	7.93%

Book value per share	$19.36	$18.72	$18.06
Tangible book value per share (non-GAAP)	$11.98	$11.34	$10.93

(1)	Annualized for the three months ended March 31, 2019, December 31, 2018 and March 31, 2018.

GAAP to Non-GAAP Reconciliation			Table 12
	For the Three Months Ended
	March 31,	December 31,	March 31,
(dollars in thousands, except per share amounts)	2019	2018	2018
Net interest income	$145,089	$143,985	$139,672
Core net interest income (non-GAAP)	$145,089	$143,985	$139,672

Noninterest income	$47,072	$33,091	$48,700
OTTI losses on available-for-sale debt securities	—	24,085	—
Loss on sale of securities	2,613	—	—
Core noninterest income (non-GAAP)	$49,685	$57,176	$48,700

Noninterest expense	$92,623	$89,354	$90,587
One-time items(1)	(261)	(435)	(407)
Core noninterest expense (non-GAAP)	$92,362	$88,919	$90,180

Net income	$69,924	$59,995	$67,958
OTTI losses on available-for-sale debt securities	—	24,085	—
Loss on sale of securities	2,613	—	—
One-time noninterest expense items(1)	261	435	407
Tax adjustments(2)	(746)	(6,601)	(106)
Total core adjustments	2,128	17,919	301
Core net income (non-GAAP)	$72,052	$77,914	$68,259
Core basic earnings per share (non-GAAP)	$0.53	$0.58	$0.49
Core diluted earnings per share (non-GAAP)	$0.53	$0.58	$0.49
Core efficiency ratio (non-GAAP)	47.42%	44.19%	47.86%

Basic earnings per share	$0.52	$0.44	$0.49
Diluted earnings per share	$0.52	$0.44	$0.49
Efficiency ratio	48.20%	50.45%	48.08%

(1)	One-time items for all periods disclosed included public offering related costs.
(2)	Represents the adjustments to net income, tax effected at the Company’s effective tax rate for the respective period.